Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Zhongchao Inc.

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid(8)	Equity	Ordinary Shares(2)
	Equity	Preferred Shares(3)
	Debt	Debt Securities(4)
	Other	Warrants(5)	457(o)
	Other	Rights(6)
	Other	Units(7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$43,092,000.00	0.00015310	$6,597.39

Fees Previously Paid(8)	Equity	Ordinary Shares(2)	457(o)
	Equity	Preferred Shares(3)
	Debt	Debt Securities(4)
	Other	Warrants(5)
	Other	Rights(6)
	Other	Units(7)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf				$256,908,000	0.00014760	$37,919.62
	Total Offering Amounts					$300,000,000		$44,517.01
	Total Fees Previously Paid							$37,919.62	(8)
	Total Fee Offsets							$3,566.70	(9)
	Net Fee Due							$3,030.69

(1)	There are being registered under this Registration Statement such indeterminate number of ordinary shares and preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares, preferred shares and/or debt securities, such indeterminate number of rights to purchase ordinary shares or preferred shares and such indeterminate number of units (collectively, the “Securities”) as may be sold by the Registrant from time to time, which together shall have an aggregate offering price not to exceed $300,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.G of Form F-3 under the Securities Act. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby or (ii) ordinary shares, preferred shares, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.

(2)	Including such currently indeterminate amount of ordinary shares as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred shares registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.

(3)	Including such currently indeterminate amount of preferred share as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

(4)	Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.

(5)	Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.

(6)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.

(7)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.

(8)	The Registrant’s initial filing of this Registration Statement on May 23, 2024 (the “Original Form F-3”) registered such indeterminate number of Securities with an aggregate offering price not to exceed $300,000,000, including (i) such number of Securities for an aggregate offering price of $256,908,000, the registration fee of which was paid with the Original Form F-3 at the then effective filing fee rate in the amount of $37,919.62, and (ii) $43,092,000 of unsold securities (the “Unsold Securities”) carried over from the Registrant’s prior registration statement on Form F-3 (File No. 333-256190) filed on May 17, 2021 and declared effective on May 24, 2021 (the “Prior Registration Statement”). The Registrant’s Prior Registration Statement expired. The Registrant is filing an amendment to the Original Form F-3 which registers such indeterminate number of Securities with an aggregate offering price not to exceed $300,000,000, of which the registration fee for $43,092,000 was not paid yet and is payable by the Registrant at the current effective filing fee rate in the amount of $6,597.39. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $3,566.70 of the unused filing fees to offset the filing fee payable in connection with this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Zhongchao Inc.	F-3	333-256190	May 17, 2021		$3,566.70	(9)	Unallocated (Universal) Shelf		(9)	Unallocated (Universal) Shelf	$32,692,000
Fee Offset Sources	Zhongchao Inc.	F-3	333-256190		May 17, 2021								$3,566.70	(9)

(9)	The Registrant previously filed the Prior Registration Statement on Form F-3 (File No. 333-333-256190) on May 17, 2021, declared effective on May 24, 2021, which registered an indeterminate number of Securities to be sold by the Registrant and had an aggregate initial offering price not to exceed $45,000,000. The Prior Registration Statement was not fully used, resulting in $32,692,000 as the unsold aggregate offering amount. Such unused amount represents 72.65% of the $4,909.50 of the registration fees on the Prior Registration Statement and results in a fee offset of $3,566.70 pursuant to Rule 457(p) under the Securities Act. The offering of any Unsold Securities under the Prior Registration Statement have been completed or terminated.